
                                  EXHIBIT 11

                            Berg Electronics Corp.

                 COMPUTATION OF NET EARNINGS (LOSS) PER SHARE



Primary Earnings (Loss) per Share:
- ---------------------------------

                           Three Months Ended          Six Months Ended
                                June 30,                    June30,
                      --------------------------  ----------------------------
                          1995           1996         1995           1996
                      -------------  -----------  ------------  --------------

Net income (loss)
  applicable to
  common shares....    ($1,421,000)  $ 7,612,000    ($923,000)   ($32,832,000)
                      =============  ===========  ============  ==============
Average number of
  common shares
  outstanding......     12,988,771    20,471,038   12,988,771      17,990,681
Assumed exercise of
  options (treasury
  stock method)....         --           292,449       --              --
                      -------------  -----------  ------------  --------------
Shares for primary
  computation......     12,988,771    20,763,487   12,988,771      17,990,681
                      =============  ===========  ============  ==============
Net earnings (loss)
  per share........   $      (0.11)  $      0.37  $     (0.07)  $       (1.82)
                      =============  ===========  ============  ==============





Fully Diluted Earnings (Loss) per Share:
- ---------------------------------------
                           Three Months Ended          Six Months Ended
                                June 30,                    June30,
                      --------------------------  ----------------------------
                          1995           1996         1995           1996
                      -------------  -----------  ------------  --------------


Net income (loss)
  applicable to
  common shares....    ($1,421,000)  $ 7,612,000    ($923,000)   ($32,832,000)
                      =============  ===========  ============  ==============
Average number of
  common shares
  outstanding......     12,988,771    20,471,038   12,988,771      17,990,681
Assumed exercise of
  options (treasury
  stock method)....         --           292,449       --              --
                      -------------  -----------  ------------  --------------
Shares for fully
  diluted
  computation......     12,988,771    20,763,487   12,988,771      17,990,681
                      =============  ===========  ============  ==============
Net earnings (loss)
  per share........   $      (0.11)  $      0.37  $     (0.07)  $       (1.82)
                      =============  ===========  ============  ==============



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